Exhibit 10.6

CLECO CORPORATE HOLDINGS LLC

SHORT-TERM INCENTIVE PLAN

ARTICLE I. PURPOSE		1
ARTICLE II. DEFINITIONS		1
2.1	Affiliate	1
2.2	Award	1
2.3	Board	1
2.4	Cause	1
2.5	CEO	2
2.6	Code	2
2.7	Committee	2
2.8	Company	2
2.9	Company Component	2
2.10	Company Goals	2
2.11	Disability	2
2.12	Determination Year	2
2.13	Determination Date	2
2.14	Eligible Compensation	2
2.15	Eligible Employee	2
2.16	Effective Date	2
2.17	Executive Officers	3
2.18	Involuntary or Involuntarily	3
2.19	Participant	3
2.20	Payment Date	3
2.21	Performance Component	3
2.22	Performance Factor	3
2.23	Plan	3
2.24	Retire" or "Retirement	3
2.25	Separates from Service, Separated from Service and Separation from Service	3
2.26	Target Award	3
2.27	Year of Service	3
ARTICLE III. PARTICIPATION		3
ARTICLE IV. DETERMINATION OF AWARDS		3
4.1	Composition of Award	3
4.2	Determination of Targets and Goals	4
4.3	Attainment of Goals	4
4.4	Adjustment of Target Awards	4
4.5	Participant's Change in Status	5
4.6	Final Discretion	5
ARTICLE V. PAYMENT		5
5.1	Time and Form of Payment	5
5.2	Payment Conditions	5
5.3	Involuntary Separation Other Than for Cause	5
5.4	Retirement, Death and Disability	5
ARTICLE VI. ADMINISTRATION		6
6.1	Powers	6
6.2	Determinations Binding	6
6.3	Delegation	6
ARTICLE VII. GENERAL PROVISIONS		7
7.1	No Continued Employment	7
7.2	Non-transferability	7
7.3	Taxes	7
7.4	Other Benefits	7

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7.5	Source of Awards	7
7.6	Successor and Assigns	7
7.7	Recovery Policy	7
7.8	Governing Law	8
7.9	Severability	8
7.10	Amendment and Termination	8
7.11	Code Section 409A	8
7.12	Arbitration	8
Exhibit A Allocation Matrix at Target Performance		10
Exhibit B Payout Multiplier Based on Individual Performance		11
Exhibit C Company Goals; Weightings for Company Goals		12
Exhibit D Payout Ranges for Company Goals		13

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CLECO CORPORATE HOLDINGS LLC
SHORT-TERM INCENTIVE PLAN
(Effective January 1, 2017)

Cleco Corporate Holdings LLC (the “Company”), hereby establishes this Short-Term Incentive Plan, subject to the terms and conditions set forth below (the “Plan”).

ARTICLE I.
PURPOSE

The purposes of the Plan are to: (a) provide annual cash incentives to officers and employees of the Company; (b) attract and retain officers and employees; and (c) further align the interests of employees and officers of the Company with the interests of its owners.

ARTICLE II.
DEFINITIONS

2.1    Affiliate means any corporation or other form of entity of which the Company owns, from time to time, directly or indirectly, at least 50% of the total combined voting power of all classes of stock or other equity interests.

2.2    Award means a cash payment made according to the terms and conditions of the Plan.

2.3    Board means the Board of Managers of the Company.

2.4    Cause means that a Participant has:

(a)    Committed an intentional act of fraud, embezzlement or theft in the course of employment or otherwise engaged in any intentional misconduct which is materially injurious to the financial condition or business reputation of the Company or its Affiliates;

(b)    Committed intentional damage to the property of the Company and its Affiliates or committed intentional wrongful disclosure of proprietary information or confidential information, which is materially injurious to the financial condition or business reputation of the Company or its Affiliates;

(c)    Been convicted with no further possibility of appeal, or entered a guilty or nolo contendere plea, for a felony or a crime involving moral turpitude;

(d)    Willfully and substantially refused to perform the essential duties of his or her position after written notice from the Company;

(e)    Intentionally, recklessly or negligently violated any material provision of the Company's code of conduct or equivalent code or policy that is applicable to the Participant;

(f)    Intentionally, recklessly or negligently acted or failed to act in a manner which materially compromises his or her ability to perform the essential duties of his or her position;

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(g)    Intentionally, recklessly or negligently violated any material provision of the Sarbanes-Oxley Act of 2002 or any of the rules adopted by the Securities and Exchange Commission implementing any such provision; or

(h)    Failed to fully cooperate to the extent requested by the Company or an Affiliate with investigations by government or independent agencies involving the Company or an Affiliate.
No act or failure to act on the part of a Participant will be deemed intentional if it was due primarily to an error in judgment or negligence, but will be deemed intentional only if done or omitted to be done by a Participant not in good faith and without reasonable belief that his or her action or omission was in the best interest of the Company or an Affiliate.

2.5    CEO means the Chief Executive Officer of the Company.

2.6    Code means the Internal Revenue Code of 1986, as amended, including any regulation, rule or other guidance promulgated thereunder.

2.7    Committee means the Leadership Development & Compensation Committee that is appointed by the Board of Managers and that shall consist of not less than two persons.

2.8    Company means Cleco Corporate Holdings LLC.

2.9    Company Component is defined in Section 4.1.

2.10    Company Goals means Company financial or operational metrics designated annually by the Committee, which metrics may include but not be limited to: safety, generation and distribution reliability, customer satisfaction, and milestone goals for key projects. Company Goals may relate to the Company or to an Affiliate, division, business unit or profit center thereof. A single Company Goal may be established with respect to all Participants hereunder, or goals may be established with respect to groups of Participants, whether by job title, classification or other reasonable method.

2.11    Disability is defined in Section 5.4(a).

2.12    Determination Year means the Company’s fiscal year during which the services giving rise to an Award hereunder are rendered;

2.13    Determination Date means the last business day of the first quarter of each Determination Year.

2.14    Eligible Compensation means total cash earnings for the Determination Year less any earnings not based on hours (e.g., previous year’s annual incentive, relocation allowance, meal reimbursement).

2.15    Eligible Employee means a regular, full-time, employee of the Company and/or its Affiliates, including officers, determined according to the Company’s standard personnel policies and practices, but excluding individuals who are classified by the Company as leased or otherwise employed by a third party, independent contractors or intermittent or temporary employees, even if any such classification is modified by audit, administrative proceeding, litigation or otherwise.

2.16    Effective Date means January 1, 2017.

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2.17    Executive Officers means those officers of the Company who comprise the executive management team.

2.18    Involuntary or Involuntarily means a Separation from Service because of the independent exercise of the unilateral authority of the Employer to terminate the Participant’s services, other than because of the Participant’s implicit or explicit request, if the Participant was willing and able to continue performing services.

2.19    Participant is defined in Article III.

2.20    Payment Date is defined in Section 5.1.

2.21    Performance Component is defined in Section 4.1.

2.22    Performance Factor is defined in Section 4.3.

2.23    Plan means this Short-Term Incentive Plan, as it may be amended or restated from time to time.

2.24    Retire or Retirement is defined in Section 5.4(b).

2.25    Separates from Service, Separated from Service and Separation from Service refer to the later of the date on which (a) a Participant's employment with the Company and its Affiliates ceases, or (b) the Company and such Participant reasonably anticipate that he or she will perform no further services for the Company and its Affiliates, whether as a common law employee or independent contractor. Notwithstanding the foregoing, a Participant may be deemed to have Separated from Service if he or she continues to provide services to the Company or an Affiliate, whether as an employee or an independent contractor, provided such continuing services are not more than 20% of the average level of services performed by such Participant during the immediately preceding 36-month period.

2.26    Target Award is defined in Section 4.2(a).

2.27    Year of Service has the meaning given to that term by the separate defined benefit plan maintained by the Employer, without regard to whether the individual in question is eligible to participate in that plan.

ARTICLE III.
PARTICIPATION

Eligible Employees of the Company and its Affiliates shall be eligible to receive Awards hereunder, when designated by the Committee (each a “Participant”). Eligible Employees may be designated individually or by groups or categories, in the discretion of the Committee. Unless otherwise provided by the Committee with respect to a Determination Year, any such designation shall be made not later than the Determination Date.

ARTICLE IV.
DETERMINATION OF AWARDS

4.1    Composition of Award: Each Participant’s Award hereunder shall equal the product of: (a) an amount attributable to the attainment of Company Goals (the “Company Component”), and (b) a

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multiplier attributable to the attainment of individual performance goals (the “Performance Component”). Such amounts shall be determined according to the provisions of this Section 4 and paid according to the provisions of Section 5 hereof.

4.2    Determination of Targets and Goals: Not later than each Determination Date, the Committee:

(a)    Shall determine the percentage of each Participant’s Eligible Compensation that may be payable as an Award hereunder (a “Target Award”);

(b)    Shall determine the Company Goals applicable for the Determination Year;

(c)    Shall determine as to each Participant, the percentage of his or her aggregate Award that shall constitute the Company Component and a multiplier that shall constitute the Performance Component, which determinations shall be set forth on Exhibit A hereto, as the same may be modified from time to time.

(d)    May specify a threshold level below which no Award shall be made and a maximum level above which no additional Award shall be made. Such threshold and maximum levels may be imposed with respect to Company Goals or the aggregate amount of any Award hereunder.

Any determination hereunder shall be made, in writing, and shall be communicated to each Participant not later than the Determination Date, or as soon as practicable thereafter. The Committee directs the CEO to delegate to the appropriate officers, managers and supervisors of the Company the authority to determine individual performance goals hereunder; provided, however, that no such delegation shall be made with respect to the Company’s Executive Officers. The CEO shall directly determine the individual performance goals of the Executive Officers.

4.3    Attainment of Goals. As of the last day of each Determination Year, or as soon as practicable thereafter, the Committee shall determine whether and to what extent the Company Goals applicable with respect to such year have been attained. The Committee, or one or more of its designees, shall further determine with respect to each Participant hereunder whether and to what extent individual performance goals have been attained with respect to such year, which determination shall be expressed as a numerical rating (a “Performance Factor”), as more fully set forth on Exhibit B hereto, as the same may be modified from time to time.

Determinations hereunder shall be made in writing and communicated to each affected Participant as soon as practicable following the last day of each Determination Year.

4.4    Adjustment of Target Awards. Once established, the Committee shall have the discretion to change, adjust, or amend Company Goals on account of changed circumstances. For example, at any time before the final determination of Awards, the Committee may equitably adjust the Company Goals to reflect:

(a)    a change in entity capitalization, or an entity level transaction (such as a merger, consolidation, separation, reorganization or partial or complete liquidation),

(b)    the occurrence of any extraordinary event or unforeseen occurrence, or

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(c)    any change in applicable accounting rules or principles, any change in the Company’s or an Affiliate’s accounting method, or any change in applicable law.

4.5    Participant’s Change in Status. If during a Determination Year a Participant is promoted or demoted after the Determination Date when the Participant’s sharing percentage for that Determination Year has been established, such Participant's Target Award shall be based on the position the Participant held on September 30 of the Determination Year. If the individual becomes a Participant during a Determination Year, the individual's Award shall be based on the Participant's Eligible Compensation during the portion of the Determination Year during which the individual was a Participant. If the individual was a Participant for the entire Determination Year but the individual's Compensation changes during the Determination Year, the Participant's Award shall be based on the Participant's actual Eligible Compensation during the entire Determination Year, taking into account the Participant's old and new rates.

4.6    Final Discretion. Notwithstanding any provision of this Plan to the contrary, the Committee shall possess the final discretion to adjust the amount of any Award determined and payable hereunder, which adjustment may be made with respect to the total Award or either component thereof. Designees of the Committee, including appropriate officers, managers and supervisors, shall further possess the discretion to adjust the amount of any Award payable hereunder; provided that delegation of such discretion shall not be made with respect to the Company’s Executive Officers, who shall be evaluated either by the CEO or the Committee.

ARTICLE V.
PAYMENT

5.1    Time and Form of Payment. Awards hereunder shall be paid in the form of a single sum no later than the 15th day of the third calendar month following the end of each Determination Year (the “Payment Date”).

5.2    Payment Conditions. Except as expressly provided in Section 5.3, a Participant must be employed by the Company or an Affiliate on the last day of the Determination Year as a condition of the receipt of an Award hereunder. Except as provided in Sections 5.3 and 5.4, a Participant will forfeit any Award with respect to a Determination Year if the Participant Separates from Service with the Company before the end of a Determination Year or if the Participant Separates from Service during that Determination Year for Cause (regardless of whether the Separation from Service was Involuntary or voluntary at the Company's request).

5.3    Involuntary Separation Other Than for Cause. Notwithstanding the provisions of Section 5.2 hereof, if a Participant Separates from Service with the Company and all Affiliates during a Determination Year Involuntarily other than for Cause, the Committee shall have the discretion to determine payment hereunder. Payment, if any, shall be based only on the Participant's Eligible Compensation during the period preceding the Participant's Separation from Service (rather than the Eligible Compensation the Participant would have earned had the Participant remained employed for the entire Determination Year). Such amount as so computed shall be paid as of the Payment Date otherwise applicable to such Award.

5.4    Retirement, Death and Disability. Notwithstanding the provisions of Section 5.2 hereof and unless the Committee otherwise provides, if a Participant Separates from Service with the Company and all Affiliates during a Determination Year on account of his or her death, Disability or Retirement, the Award otherwise payable to such Participant with respect to such year shall be based only on the Eligible Compensation that was actually paid to the Participant with respect to the period preceding

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the Participant's Separation from Service (rather than based on the annualized Eligible Compensation the Participant would have earned had the Participant remained employed for the entire Determination Year). Such amount as so computed shall be paid as of the Payment Date otherwise applicable to such Award. For this purpose:

(a)    The term “Disability” means that a Participant is receiving long-term disability benefits under a separate plan or policy maintained by the Company.

(b)    The term “Retirement” or “Retire” means the Committee determined that the Participant Separated from Service from the Employer other than for Cause (regardless of whether the Separation from Service was Involuntary or voluntary at the Company's request) and that the Participant met one of the following conditions:

(1)    the Participant Separated from Service after reaching age 55 with at least 10 Years of Service;

(2)    the Participant Separated from Service after reaching age 60 with at least 5 Years of Service; or

(3)    the Participant Separated from Service after reaching age 65.

ARTICLE VI.
ADMINISTRATION

6.1    Powers. All powers granted to the Committee hereunder are subject to the approval and direction of the Board. In addition to the power and authority provided elsewhere in this Plan, the Committee shall have the discretionary power and authority to:

(a)    designate Participants hereunder;

(b)    determine Company Goals and Performance Goals;

(c)    determine the amount of any Award finally payable hereunder;

(d)    construe and interpret the provisions of the Plan and any form or agreement related thereto;

(e)    establish and adopt such rules, regulations, and procedures as may be necessary or advisable in connection with the administration of the Plan; and

(f)    make any other determination it believes necessary or advisable for the proper administration of the Plan.

6.2    Determinations Binding. Determinations, decisions, interpretations and actions of the Committee concerning matters related to the Plan shall be final and conclusive on the Company, its Affiliates and Participants and their beneficiaries or heirs. The Committee may make determinations selectively among Participants who receive or are eligible to receive Awards hereunder, whether or not such Participants are similarly situated.

6.3    Delegation. Through the CEO or otherwise, the Committee may delegate to the appropriate officers, managers and supervisors of the Company any portion of the administrative

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authority afforded to it hereunder; provided that no such delegation shall be made with respect to the Company’s Executive Officers, who shall be addressed either by the CEO or the Committee.

ARTICLE VII.
GENERAL PROVISIONS

7.1    No Continued Employment. Participation in this Plan shall not confer on any Participant the right to continue in the employ of the Company or an Affiliate for any period of time or any right to continue at his or her present or any other rate of compensation or job classification.

7.2    Non-transferability. No Award, or the expectation to receive an Award, shall be subject to transfer, pledge, assignment, hypothecation, or alienation or otherwise be encumbered or disposed of by a Participant hereunder, whether by operation of law or otherwise, whether voluntarily or involuntarily (except if a Participant dies or by will or the laws of descent and distribution). Neither the Committee nor the Company shall be required to recognize any attempted assignment of such rights by any Participant or his or her heirs or beneficiaries.

7.3    Taxes. The Company shall withhold from any Award hereunder any taxes or other amounts required by law to be withheld.

7.4    Other Benefits. Awards hereunder shall not impair or otherwise reduce a Participant’s compensation, life insurance, retirement or other benefits provided by the Company or its Affiliates; provided, however, that the value of any Award hereunder shall not be treated as compensation for purposes of computing the value or amount of any such benefit unless otherwise provided in the separate plan or policy providing for the establishment and administration of such benefit.

7.5    Source of Awards. Awards hereunder shall be made from the Company’s general assets. The status of any Participant with respect to an Award hereunder shall be that of a general unsecured creditor of the Company, and no Participant shall have any right, title, or interest in or to any asset of the Company. Nothing contained in this Plan shall be deemed or be construed to create a trust of any kind or other fiduciary relationship between the Company and Participant or any other person.

7.6    Successors and Assigns. Any obligation of the Company hereunder shall be binding on and inure to the benefit of its successors and assigns; any such obligation shall inure to the benefit of and be binding on each Participant, including his or her heirs, estate, succession, legatees and legal representative. If a Participant dies before an Award is paid hereunder, payment shall be made to his or her surviving spouse or estate, as determined in the discretion of the Committee.

7.7    Recovery Policy. Any Award hereunder shall be subject to the terms of any compensation recovery agreement or policy or policies established by the Company, as may be in effect from time to time and with respect to which a Participant is a party or is bound. In addition, if the Company or an Affiliate is required to restate its financial statements or other financial results, the Committee may take such action as it deems necessary or appropriate, to the extent consistent with applicable law, to cause the reduction, forfeiture or recovery of any payment with respect to an Award, provided that:

(a)    the amount of such payment was predicated, directly or indirectly, on the achievement of financial statement measures or results that were subject to material restatement;

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(b)    the affected Participant was grossly negligent or engaged in intentional misconduct or an intentional act or omission, as determined by the Committee in connection with the restatement; and

(c)    the amount of any such payments would have been lesser if it had been based upon the restated results.

7.8    Governing Law. Except to the extent preempted by federal law, the Plan shall be construed and interpreted according to the internal laws of the State of Louisiana, without regard to the conflicts of law provisions thereof.

7.9    Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

7.10    Amendment and Termination. Except as provided herein, the Company has no obligation to maintain this Plan for any particular length of time. The Committee retains the right, at any time, to amend or terminate this Plan, in whole or in part, by providing 30 days prior email or other similar written notice to each affected Participant hereunder. Notwithstanding the foregoing: (a) no amendment or termination shall impair an Award otherwise payable with respect to a Determination Year, as determined before the adoption or effective date of any such amendment or termination, and (b) prior written notice shall not be required with respect to the modification of any exhibit hereto.

7.11    Code Section 409A. It is intended that Awards hereunder shall be excluded from the provisions of Code Section 409A under the short-term deferral exclusion available thereunder, and that the provisions and administration of this Plan shall be interpreted, construed and conducted according to such exclusion. Nevertheless, should any individual Award be deemed deferred compensation subject to the provisions of Code Section 409A, such Award shall be administered according to the applicable provisions of such section.

7.12    Arbitration. Notwithstanding Section 6.2, if any other issue or dispute arises under this Plan, then any such matter shall be referred to arbitration under this provision. As a condition of the receipt of an Award, each Participant shall be deemed to agree that any dispute or controversy that arises hereunder shall be resolved by arbitration. Any arbitration proceeding shall be conducted according to the employment rules of the American Arbitration Association (“AAA”). Any dispute or claim shall be presented to a single arbitrator selected by the mutual agreement of the parties (or the arbitrator will be selected according to the rules of the AAA). All determinations of the arbitrator will be final and binding. Each party to the arbitration proceeding will bear its own costs in connection with the proceedings, except that the costs and expenses of the arbitrator will be divided evenly between the parties. The venue for any arbitration proceeding and for any judicial proceeding related to this arbitration provision (including a judicial proceeding to enforce this provision) will be in Pineville, Louisiana.

THIS SHORT-TERM INCENTIVE PLAN was adopted by Cleco Corporate Holdings LLC effective as of January 1, 2017, on the date indicated below.

CLECO CORPORATE HOLDINGS LLC By: /s/ Chris Leslie Date May 9, 2017

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Exhibits:
Exhibit A - Allocation Matrix
Exhibit B - Payout Multiplier Based on Individual Performance
Exhibit C - Company Goals; Weightings for Company Goals
Exhibit D - Payout Ranges for Company Goals

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CLECO CORPORATE HOLDINGS LLC
SHORT-TERM INCENTIVE PLAN

Exhibit A
Allocation Matrix at Target Performance
Effective as of January 1, 2017

Employee Group	Financial Company Goal Weighting	Milestone Goal Weighting	Operational Company Goal Weighting
CEO	40%	20%	40%
Officers (EMT)	40%	20%	40%
Officers (VPs)	60%	NA	40%
General Managers	60%	NA	40%
Managers and Supervisors	60%	NA	40%
Exempt	60%	NA	40%
Non-Exempt	60%	NA	40%

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CLECO CORPORATE HOLDINGS LLC
SHORT-TERM INCENTIVE PLAN

Exhibit B
Payout Multiplier Based on Individual Performance
Effective January 1, 2017

Performance Factor	Description	Payout Multiplier Based on Individual Performance
1	Superior Performance exceeds expectations and goals; consistently makes contributions beyond goals and expectations.	111% - 130%
2	Successful Fully and consistently meets goals and expectations. Fully competent.	76% - 110%
3	Inconsistent Needs improvement to reach competent level.	0% - 75%

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CLECO CORPORATE HOLDINGS LLC
SHORT-TERM INCENTIVE PLAN

Exhibit C
Company Goals; Weightings for Company Goals
Effective January 1, 2017 for the Determination Year ending December 31, 2017

Company Goal	CEO and EMT Members	All Other Employees
Earnings Before Income Taxes, Interest and Depreciation (EBITDA)	40%	60%
Milestone Goals	20%	NA
Safety - DART (Days Away, Restricted or Transferred) and TRIR (Total Recordable Incident Rate)	10%	10%
Equivalent Forced Outage Rate (EFORd)	10%	10%
System Average Interruption Duration Index (SAIDI)	10%	10%
Customer Satisfaction	10%	10%
TOTAL	100%	100%

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CLECO CORPORATE HOLDINGS LLC
SHORT-TERM INCENTIVE PLAN

Exhibit D
Payout Ranges for Company Goals
Effective January 1, 2017 for the Determination Year ending December 31, 2017

Company Goal	Target	Performance/Payout Ranges
Earnings Before Income Taxes, Interest and Depreciation (EBITDA)	$459.8MM	Below $425.3M - 0% At $425.3M - 50% $459.8M - 100% At or above $494.3MM - 200% (Payouts for performance between the stated ranges will be interpolated)
Safety - DART	0.306 - 0.227	Above 0.385 - 0% 0.385 - 0.307 - 50% 0.306 - 0.227 - 100% 0.226 - 0.146 - 150% 0.145 and below - 200%
Safety - TRIR	0.730 - 0.575	Above 0.885 - 0% 0.885 - 0.731 - 50% 0.730 - 0.575 - 100% 0.574 - 0.420 - 150% 0.419 and below - 200%
Equivalent Forced Outage Rate (EFORd)	5.68% - 5.37%	Above 6.00% - 0% 6.00% - 5.69% - 50% 5.68% - 5.37% - 100% 5.36% - 5.06% - 150% 5.05% and below - 200%
System Average Interruption Duration Index (SAIDI)	2.57 - 2.42	Above 2.73 - 0% 2.73 - 2.58 - 50% 2.57 - 2.42 - 100% 2.41 - 2.27 - 150% 2.26 and below - 200%
Customer Satisfaction	683 - 707	Below 658 - 0% 658 - 682 - 50% 683 - 707 - 100% 708 - 732 - 150% 733 and above - 200%
TOTAL

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